Exhibit 10.2

SERVICES AGREEMENT

This SERVICES AGREEMENT (“Agreement”) by and between Discover Products Inc., a Utah corporation (“DPI”), and Discover Bank, a Delaware banking corporation (“Discover Bank”), is dated as of January 1, 2011.

WITNESSETH:

WHEREAS, it is the mutual desire of the parties that DPI perform various services for, or on behalf of, Discover Bank, as set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Term. The term of this Agreement (“Term”) shall commence as of the date hereof and shall continue in effect provided that either party can terminate this Agreement upon one hundred eighty (180) days prior written notice of termination to the other party.

2. Services. DPI shall perform such services for, or on behalf of, Discover Bank as more fully described in Exhibit A attached hereto and incorporated herein and such additional services as agreed to from time to time by the parties, (individually and collectively, the “Services”). DPI shall provide the Services utilizing at least such levels of diligence, care, completeness and timeliness customarily followed by service entities providing processing services to large financial institutions. DPI may satisfy its obligations to perform hereunder either through its own employees, agents, or representatives, or through independent contractors used to provide the Services as if provided directly by DPI. DPI shall be responsible for the actions of its agents, employees, representatives, or independent contractors providing the Services.

3. Fees and Payments. The fees for the Services and the schedule and manner for payment are set forth in Exhibit B, which is attached hereto and incorporated herein.

4. Disaster Recovery Plan.

A. DPI shall have in place business continuity and disaster recovery plan(s) applicable to the performance of the Services rendered by DPI (“Disaster Recovery Plan” or “Plan”). The Disaster Recovery Plan shall comply in all respects with all applicable laws and shall be provided to Discover Bank upon request.

B. DPI shall review and, if necessary, update the Plan on an annual basis or upon request of the Discover Bank. DPI shall provide notice to Discover Bank of all material changes to the Plan.

C. DPI shall periodically (but no less than bi-annually) test the Disaster Recovery Plan and provide Discover Bank with the results of each Disaster Recovery Plan test upon request.

D. In the event of a disaster, in addition to performing disaster recovery in accordance with the Disaster Recovery Plan, DPI shall immediately notify Discover Bank of the nature and extent of the disaster and the location of the recovery center.

E. Except as may be provided in Section 6 below, the occurrence of a disaster shall not relieve DPI of its obligation to perform the Services in accordance with the terms hereof.

5. Audit.

A. DPI acknowledges that Discover Bank may be subject to regulation and examination by regulatory agencies (“Regulatory Agencies”). DPI shall provide the Regulatory Agencies with access (i) to any facility or part of a facility at which either DPI or any of its subcontractors is performing the Services, (ii) to DPI personnel, and (iii) to data and records relating to the Services, for the purpose of performing audits, examinations and inspections of either DPI or any of its subcontractors during the Term and for the period DPI is required to maintain records under applicable law. DPI shall cooperate fully with regard to examinations by the Regulatory Agencies. DPI shall immediately give Discover Bank notice of any inquiry or communication, whether formal or informal, by a Regulatory Agency regarding the Services. DPI shall provide any and all assistance to Discover Bank to facilitate any audit of a third party subcontractor of DPI by a Regulatory Agency.

B. DPI shall provide Discover Bank and its auditors (including internal audit staff and external auditors), inspectors, and such other representatives as Discover Bank may from time to time designate, access at all reasonable times upon reasonable advance notice to DPI to any facility or part of a facility at which either DPI or any of its subcontractors is performing the Services, to DPI personnel, and to data, records, policies and procedures relating to the Services, for the purpose of performing audits, examination and inspections of either DPI or any of its subcontractors during the Term of the Agreement and for the period DPI is required to maintain records under applicable law, to examine DPI’s performance of the Services and compliance with the terms of this Agreement, including (i) practices, policies and procedures; (ii) systems, equipment and software; (iii) general controls and security practices and procedures; (iv) disaster recovery and back-up procedures; and (v) any other matters reasonably requested by Discover Bank. DPI will provide Discover Bank with copies of any internal audit reports reasonably related to the Services or systems or practices that support the Services upon request.

6. Force Majeure. Neither party shall be liable for any loss, injury, damages, delay in performance or failure to perform any obligation under this Agreement to the extent such loss, injury, damages, delay or failure to perform is the result of causes beyond the control of that party and is without its fault or negligence, including, but not limited to, acts of God, labor disputes, governmental regulations or orders, civil disturbance, war conditions, terrorist acts, riots, explosions, fires or the result of a failure by the other party to satisfy its obligations under this Agreement, except to the extent such loss, injury, damages, delay or non-performance is the result of any failure of DPI to comply with its obligations set forth in its Disaster Recovery Plan.

Upon occurrence of any force majeure event, DPI shall render the Services in accordance with the emergency service levels and other conditions as detailed in the Disaster Recovery Plan. Each party to this Agreement shall also make a good faith effort to mitigate the effects of any occurrence beyond its control that results in any loss, injury, damages, delay or failure to perform its obligations under this Agreement.

7. Representations and Warranties of DPI. DPI represents and warrants to Discover Bank that it is a limited liability company, validly existing and in good standing under the laws of the State of Delaware, and this Agreement when duly executed and delivered by DPI will constitute a legal, valid and binding obligation of DPI, enforceable against DPI in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, liquidation or other similar laws affecting generally the enforcement of creditors’ rights. DPI further represents and warrants to Discover Bank as follows:

A. DPI has full power and authority to do and perform all acts contemplated by this Agreement.

B. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, the fulfillment of, or compliance with, the terms and provisions hereof, nor the performance of its obligations under this Agreement will conflict with, or result in a breach of any of the terms, conditions or provisions of any law applicable to DPI, the charter or bylaws of DPI or of any agreement to which any DPI is a party or by which it may be bound.

C. Prior to the performance of any of its obligations pursuant to this Agreement, DPI will have obtained and/or made any consent, approval, waiver or other authorization of or by, or filing or registration with, any court, administrative or governmental agency that is required to be obtained in connection with the execution, delivery or performance by DPI, or the consummation by DPI, of the transactions contemplated by this Agreement.

8. Representations and Warranties of Discover Bank. Discover Bank represents and warrants to DPI as follows:

A. Discover Bank is a corporation duly organized and validly existing under the laws of the State of Delaware, and this Agreement has been duly authorized,

executed and delivered by Discover Bank and constitutes a legal, valid and binding obligation of Discover Bank, except as enforcement may be limited by bankruptcy, insolvency, conservatorship, receivership, liquidation or other similar laws affecting generally the enforcement of creditors’ rights.

B. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, the fulfillment of, or compliance with, the terms and provisions hereof, nor the performance of its obligations hereunder will conflict with, or result in a breach of any of the terms, conditions or provisions of law applicable to Discover Bank, or the charter or bylaws of Discover Bank or of any agreement to which Discover Bank is a party or by which it may be bound.

C. Prior to the performance of any of its obligations pursuant to this Agreement, Discover Bank will have obtained and/or made any consent, approval, waiver or other authorization of or by, or filing or registration with, any court, administrative or Regulatory Agency that is required to be obtained by Discover Bank in connection with the execution, delivery or performance by Discover Bank, or the consummation by Discover Bank, of the transactions contemplated by this Agreement.

9. Liability and Indemnification.

A. DPI agrees to be liable for, and to indemnify and hold harmless Discover Bank from and against, any and all liability, loss, claim, cost or expense (including court costs and attorneys’ fees) attributable to (i) a breach of any representation or warranty made by DPI pursuant to this Agreement; (ii) willful misconduct or gross negligence of DPI; or (iii) any default by DPI in any of its obligations or covenants under this Agreement.

B. Discover Bank agrees to indemnify and hold harmless DPI from and against any and all liability, loss, claim, cost or expense (including court costs and attorneys’ fees) attributable to (i) a breach of any representation or warranty by Discover Bank pursuant to this Agreement; (ii) willful misconduct or gross negligence of Discover Bank; or (iii) any default of Discover Bank in any of its obligations or covenants under this Agreement.

C. For purposes of Subsections 9(A) and (B), references to DPI and Discover Bank shall be deemed to include their affiliates (other than each other) and any of their employees, agents, representatives and/or independent contractors of each.

10. Notice. Any notice required to be given hereunder by either party to the other shall be given in writing by personal delivery or certified mail, return receipt requested, and shall be effective when received. Every such notice shall be addressed as follows:

If to DPI, to:

Discover Products Inc.

2500 Lake Park Boulevard

West Valley City, Utah 84120

Attention: Carlos Minetti, Executive Vice President

and, if to Discover Bank, to:

Discover Bank

12 Reads Way

New Castle, Delaware 19720

Attention: Christina Favilla, President

11. Confidentiality.

A. It is understood that, in the performance by DPI of the Services, DPI may have access to private or confidential information of Discover Bank and Discover Bank’s employees and customers, and that Discover Bank may have access to confidential information of DPI. Each party shall keep, and have its employees, agents and subcontractors keep, any and all private or confidential information of the other party strictly confidential and to use such information only for the purpose of providing the Services or as otherwise agreed to by the other party. Each party acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Section, the other party will have no adequate remedy in money or damages and, accordingly, shall be entitled to an injunction against such breach. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach of any provision of this Agreement. Neither party shall provide any private or confidential information of the other party to unaffiliated third parties pursuant to an administrative or judicial subpoena, summons, search warrant or other governmental order without providing prior notice to such other party, unless otherwise provided by law or court order.

B. DPI and Discover Bank agree that Discover Bank’s confidential information includes all non-public personal information and other non-public information regarding Discover Bank’s customers (collectively, “Customer Information”). DPI agrees as follows with respect to Customer Information: (i) DPI shall exercise a standard of care in the protection of Customer Information which is consistent with all applicable laws, rules and regulations; (ii) DPI shall use and maintain Customer Information only as necessary for the purpose of providing the Services for which the Customer Information was disclosed and only in accordance with applicable law, rule or regulation of any jurisdiction relating to disclosure or use of Customer Information; and (iii) DPI will implement and maintain an appropriate written information security program, the terms of which shall meet or exceed all applicable legal and regulatory requirements. In the event that DPI learns or has reason to believe that Customer

Information of Discover Bank has been disclosed or accessed by an unauthorized person: (i) it shall immediately give notice of such event to Discover Bank and cooperate with Discover Bank and the relevant Regulatory Authorities in the event of litigation or a regulatory inquiry concerning the disclosure and (ii) it shall immediately take appropriate steps to ensure that any disclosure of, or unauthorized access to, Customer Information does not continue and shall inform Discover Bank of steps taken to address the cause of the disclosure.

C. DPI’s and Discover Bank’s obligations and agreements under this Section 11 hereof shall not apply to any information supplied that: (i) was known to the receiving party prior to the disclosure by the other; (ii) is or becomes generally available to the public other than by breach of this Agreement; or (iii) otherwise becomes lawfully available on a nonconfidential basis from a third party who is not under an obligation of confidence to the other party.

D. Upon termination of this Agreement, or upon Discover Bank’s written request, DPI shall promptly return to Discover Bank the confidential information of Discover Bank, including Customer Information, which is and shall remain the property of Discover Bank.

DPI shall cooperate with Discover Bank to transfer the Services performed by DPI back to Discover Bank or to a new servicing organization as determined by Discover Bank. Upon the return of any such Discover Bank data, and the transfer of Services, DPI shall submit a bill to Discover Bank for the cost incurred by DPI in returning such Discover Bank data and coordinating the transfer. Discover Bank shall pay any such bill within thirty (30) days of the receipt of such bill.

12. General Conditions.

A. The validity, construction and performance of this Agreement is governed by the laws of the State of Delaware, United States of America.

B. All provisions contained in this Agreement extend to and are binding upon the parties and their respective successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other party, which consent will not be unreasonably withheld.

C. Each paragraph and provision of this Agreement is severable from the entire Agreement, and if one provision hereof is declared invalid, the remaining provisions shall nevertheless remain in effect.

D. This document constitutes the entire Agreement between DPI and Discover Bank with respect to the Services, and no representation or statement not contained in this Agreement shall be binding upon DPI or Discover Bank as a warranty or otherwise. This Agreement may not be amended, changed, modified or altered except in writing, signed by both parties.

E. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute but one and the same instrument.

F. The relationship of DPI to Discover Bank under this Agreement is that of independent contractor. Nothing herein contained shall be construed as constituting a partnership, joint venture or agency between the parties hereto.

G. No term or provision hereof will be deemed waived, and no variation of terms or provisions hereof shall be deemed consented to, unless such waiver or consent shall be in writing and signed by the party against whom such waiver or consent is sought to be enforced. Any delay, waiver or omission by DPI or Discover Bank to exercise any right or power arising from any breach or default of the other party in any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver by DPI or Discover Bank of any subsequent breach or default of the same or other terms, provisions or covenants on the part of the other party.

H. Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

I. Any exhibit to this Agreement shall be construed as an integral part of this Agreement to the same extent as if the same had been set forth herein. Any agreement, schedule, or exhibit referred to herein shall mean such agreement, schedule, or exhibit as amended, restated, supplemented or modified from time to time to the extent permitted by the applicable provisions thereof and this Agreement.

J. Each defined term shall have the meaning set forth herein and shall be equally applicable to both the singular and plural forms. The words “including,” “include” and “includes” shall each be deemed to be followed by the term “without limitation.” Reference to any statute, rule or regulation means such statute, rule or regulation as amended and supplemented at the time and from time to time and includes any successor statute, rule or regulation. Unless otherwise stated, references to recitals, articles, sections, paragraphs, and schedules shall be references to recitals, articles, sections, paragraphs and schedules of this Agreement.

K. The agreements contained in Sections 5, 9, 11 and 12 of this Agreement shall survive the termination of this Agreement.

13. Effectiveness. This Agreement shall supersede and replace in its entirety the Servicing Agreement between DPI and Discover Bank dated as of January 1, 2007.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

DISCOVER PRODUCTS INC.

By:	/s/ Michael F. Rickert

Title:	Vice President

DISCOVER BANK

By:	/s/ Christina M. Favilla

Title:	President

EXHIBIT A

SERVICES

In addition to services as agreed from time to time by the parties, DPI will perform the following services for, or on behalf of, Discover Bank:

•	Marketing

•	Credit Risk

•	Customer Services

•	Collections

•	Business Technology

•	Corporate support services and other general overhead

EXHIBIT B

FEES AND PAYMENTS

Discover Bank will pay DPI in arrears for costs incurred by DPI in its role of providing the Services to, or on behalf of, Discover Bank. Each month, DPI will determine the amount of expenses it incurs associated with providing the Services to Discover Bank and will invoice Discover Bank those costs plus a mark up of up to 5% along with any applicable sales taxes together with any other agreed upon adjustments. These amounts may be based on the most recent available estimates provided by DPI. If estimates are used, DPI will provide a reconciliation of actual to estimated costs to Discover Bank at the end of the following month. In the event of a difference between the actual and estimated costs, the parties shall record and settle the amount of such difference in the following settlement cycle.

Included in the billing of the general categories noted on Exhibit A, DPI may bill Discover Bank for various services and supplies that DPI obtains from other providers in connection with servicing Discover Bank’s customers. The amounts charged will be equal to the amount paid by DPI, plus a mark up of up to 5% to reflect the benefit of DPI’s management of the relationships with these other providers, along with any applicable sales taxes together with any other agreed upon adjustments.